 Project RIVERFairness Analysis  August 19th, 2020
 Exhibit (c)(7)

 1    Disclaimer  This presentation has been prepared by Banco Santander S.A. (“Santander“) for use solely by the Special Committee of the Board of Directors of Hudson (the “Special Committee”) in connection with its evaluation of a potential transaction involving Hudson and Dufry (the “Transaction”) and no other purpose. The information contained herein is based upon information supplied by Hudson and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Hudson. Santander has relied upon the accuracy, completeness and fair presentation of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Hudson or any other entity, or concerning the solvency or fair value of Hudson or any other entity. With respect to financial forecasts Santander has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Hudson (“Hudson’s Management”) as to the future financial performance of Hudson, and at your direction Santander has relied upon such forecasts, as provided by Hudson’s Management. Santander assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us (whether written or oral) as of, the date hereof, unless indicated otherwise and Santander assumes no obligation to update or otherwise revise these materials.The financial analysis in this presentation is complex and is not necessarily susceptible to partial analysis or summary description. In performing this financial analysis, Santander has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Santander’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Santander may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Santander’s view of the actual value of Hudson.These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure or complying with the disclosure standards under federal securities laws or otherwise, and may not be disclosed, summarised, reproduced, disseminated or quoted from or otherwise referred to, in whole or in part, to third parties without the prior written consent of Santander. These materials and any other advice, written or oral, rendered by Santander are intended solely for the benefit and use of the Special Committee (in its capacity as such) in its consideration of the Transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Hudson or any other person. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Santander. These materials are intended to serve as discussion materials for the Special Committee to review and as a basis on which Santander may render an opinion. Any reference herein to an opinion or discussion related thereto are qualified in their entirety by reference to any opinion actually rendered by Santander in connection with the Transaction.The accompanying materials do not and any opinion provided by Santander would not: (i) address the merits of the underlying business decision to enter into the Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation as to how the Special Committee, Hudson's board of directors or any stockholder should vote or act with respect to any matters relating to the Transaction; or (iii) create any fiduciary duty on the part of Santander to any party.No selected public company or selected transaction used in Santander’s analysis is directly comparable to Hudson or the Transaction. Nothing contained herein should be construed as tax, legal, regulatory or accounting advice.

 2      Information basisIn connection with Santander's indicative assessment, Santander has made use of the following information for its preliminary, indicative assessment:Compared the financial and operating performance of Hudson with publicly accessible information concerning certain other companies Santander has deemed relevantCompared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies deemed relevant and consideration paid for such companiesReviewed the current and historical market prices of Hudson's Class A Common Shares and certain publicly traded securities of such other companiesReviewed certain internal financial analyses and forecasts prepared by Hudson's Management relating to the business (the "Management Projections")Reviewed certain publicly available business and financial information concerning Hudson and the industries in which it operatesReviewed a draft of the Agreement and Plan of Merger, dated August 16th, 2020Reviewed current and historical trading prices and trading volume for Hudson's Class A Common SharesPerformed such other financial studies and analyses and considered such other information as Santander deemed appropriate for the purposes of Santander's opinion  IntroductionInformation basis

 3    Valuation summaryOverview of methodologies (1/2)  Valuation method  Definition  Comments from Santander  Discounted cash flow analysis  Values a company's future ability to generate cash flows, by capturing its specificities and future sources of value creationMethod most accepted by the financial community, but very sensitive to future changes in cash flows, discount rate and terminal value parametersTo address the accounting impact of operating lease capitalisation under IFRS 16, free cash flow calculation includes all charges related to IFRS 16, hence Enterprise Value (“EV”) adjustments do not include lease obligations for consistency reasonsTo derive the equity value, adjustments were deducted from the EV. The implied price per share is based on 93.4m diluted shares outstanding(1)  Management Projections are reflecting current Cov-19 economic and market impacts,resulting in short-term down-cycle followed by gradual recovery to pre-Cov-19 levelsHigher level of uncertainty regarding future cash flow profile than typically expectedApplying higher Equity Risk Premium (6%) than pre-Cov-19, resulting in a higher WACCSensitivities have been applied for TV growth and WACC in order to reflect different scenariosSeparate valuation of net operation losses and tax adjustments in accordance with management in order to capture the value beyond the business plan (2026 – 2028)Santander relied upon the financial projections as prepared by Hudson’s Management and assumed they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management. Santander assumes no responsibility and expresses no view as to such forecasts or the assumptions on which they are based  Trading multiples  Public market valuation method on the basis of trading multiples of comparable companies, considered similar in terms of (i) business model, (ii) geographic location, and (iii) sizeIn general, EV / EBITDA used to be generally favoured by the financial community to value companies in the travel retail and concession catering sectorApplication of trading comparable companies’ EBITDA multiples to Hudson’s Adj. EBITDA(2) based on Management Projections (and adjusted for cash relevant items, e.g. net debt, minorities, investments in associates, pensions). To derive the equity value, adjustments were deducted from the EV. Implied price per share based on 93.4m diluted shares outstanding(1)  Selection of listed travel retailers and concession caterers considered as closest comparables of HudsonDufry: Majority owner of Hudson with a global reach in travel retailListed, Europe-headquartered travel retail and concession catering groups i.a. competing in the US: Autogrill (ITA), Lagardère (FRA), SSP (GBR), WH Smith (GBR)Peer group with international footprint whereas Hudson is a North American pure playSelected players diversified in other activities (e.g. Lagardère / Publishing)Recent introduction of IFRS 16-related capitalised leases has impacted multiple levels and the room for interpretation thereofSantander has applied multiples based on EV (excl. capitalised leases) / Adj. EBITDA(1) pre IFRS 16 (and adjusted for cash relevant items), selecting brokers’ estimates which disclose this EBITDA definition, since the EBITDA reflects a more adequate proxy for the company’s cash flow generation capabilitiesMarket valuations and accordingly multiple levels generally impacted by Cov-19, making more forward-looking multiples more applicable, Santander is applying 2022E figures  Equity research target price  Equity research analysts are publishing a target price they believe reflects the value potential of a company’s stock within a timeframe of 12 months, applying different valuation methods  Only three analysts covering Hudson, making this not a numerous enough sample to be fully representativeAnalysts are applying different valuation methods not comparable to each otherPossible timely delay of equity research price updates compared to the latest market information and release of financial statements  Note:  Calculated as the sum of 39.4m Class A shares outstanding net of 0.1m Class A shares in treasury, 1.0m restricted share units and 53.1m Class B sharesAdjusted EBITDA as per management reporting reflecting changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of Hudson's capital structure (primarily interest expense), asset base (depreciation and amortization), charges related to right of use assets, and non-recurring transactions, impairments of financial assets and changes in provisions (primarily relating to costs associated with the closing or restructuring of Hudson's operations)

 4    Note:  (1) Calculated as the sum of 39.4m Class A shares outstanding net of 0.1m Class A shares in treasury, 1.0m restricted share units and 53.1m Class B shares  Valuation summaryOverview of methodologies (2/2)  Valuation method  Definition  Comments from Santander  Historical trading prices  Based on the historical share price performance of a company during the last 12 months covering:Range of 52-week low to 52-week highVolume-weighted average share price calculated for one, three and six months periods  US equity markets have been impacted by Cov-19 pandemicHudson share price disproportionally affected due to its business model mainly focused on airport concession retail, significantly suffering from steep fall in passenger numbers due to flight restrictionsRelatively low liquidity making Hudson stock more vulnerable to volatility  US minority buy- out premia analysis  Historical US minority buy-out premia offered, applied to spot share price of Hudson  Analysis of final offer premia over closing share price prior to the announcement with bidders owning at least 50% at announcement and a deal size between USD 100m-USD 1,000m  Precedent transaction multiples  Valuation on the basis of multiples of recent transactions that are considered similar in terms of (i) sector and (ii) size and stake consideredThis method provides a sense of control premia previously seen within precedent transactions in the industryApplication of the median of precedent transactions’ LTM EBITDA multiples to Hudson’s LTM EBITDA. To derive the equity value, adjustments were deducted from the enterprise value. Implied price per share based on 93.4m diluted shares outstanding(1)  Selection of US airport retail and concession catering transactions and international players active in the US as well during the last five years consideredPrecedent transactions are based on valuation multiples derived from deals priced under different economic conditions than the current environmentBackward-looking multiples are not factoring in the expected Cov-19 impactFor these reasons the precedent transactions method is the least relevant valuation approach presently and therefore has not been applied by Santander

 5           Methodology Implied Hudson equity value per share (USD) Assumptions   Min: WACC @ 8.0%, LTGR: 1.0%  IFRS 16  Max: WACC @ 7.0%, LTGR: 2.0%Pre-IFRS 16  Implied multiplesEV/EBITDAMin Max  2021E7.5x8.7x  2022E5.7x6.7x  2021E27.7x37.4x  2022E8.4x11.3x  IFRS 16  Max: Lagardère (7.7x)Pre-IFRS 16  Min: Autogrill (6.0x) Implied multiples EV/EBITDAMin Max  2021E6.4x7.2x  2022E4.9x5.5x  2021E19.8x25.6x  2022E6.0x7.7x  Min: TP of $5.25 - UBSImplied multiples  IFRS 16  Max: TP of $9.00 - Credit SuissePre-IFRS 16  EV/EBITDAMin Max  2021E6.4x7.4x  2022E4.9x5.7x  2021E19.5x27.2x  2022E5.9x8.2x  Spot: $5.27 l Min 12M: $2.38 l Max 12M: $15.72 l VWAP 3M: $5.23  Implied multiples IFRS 16  Min Max  2021E5.6x9.2x  2022E4.3x7.1x  2021E13.6x41.1x  Pre-IFRS 162022E4.1x12.4x  Min: Percentile 25% premia (+4.9%)  IFRS 16  Max: Percentile 75% premia (+29.8%)Pre-IFRS 16  Implied multiplesEV/EBITDAMin Max  2021E5.0x6.8x  2022E3.8x5.2x  2021E8.7x22.8x  2022E2.6x6.9x  EV-EqV bridge 30/06/20: USD 1,701m EV-EqV bridge 30/06/20: USD 395m  14.9x4.5x  19.0x5.7x  23.1x7.0x  27.2x8.2x  31.4x9.5x  35.5x10.7x  39.6x11.9x  Pre-IFRS 16 2021E EV/EBITDA 2022E  Price per share ($)IFRS 16 2021E EV/EBITDA 2022E                                                                                      5.53  5.25  5.41  7.76  6.84  9.00  8.19  12.11  3.00 4.00 5.00 6.00 7.00 8.00 9.00 10.00 11.00 12.00 13.00 14.00 15.005.8x 6.3x 6.9x 7.4x 8.0x 8.5x 9.0x4.4x 4.8x 5.3x 5.7x 6.1x 6.5x 6.9x  2.38  15.72 EV/EBITDA      VWAPVWAP 1M 6M & 3M    Median    Median          Hudson latest shareprice: $5.27        Offer price: $7.70  Pre-IFRS 16 metrics: A2021E EBITDA: USD 45m2022E EBITDA: USD 151m  Valuation summary  Source: Note:      Capital IQ as of August 17th, 2020, Hudson Business Plan, company information, MergermarketImplied equity value per share based on Hudson fully diluted shares of 93.4m (calculated as the sum of 39.4m Class A shares outstanding net of 0.1m Class A shares in treasury, 1.0m restricted share units and 53.1m Class B shares) and Enterprise Value to Equity Value bridge as per Hudson financials at June 30th, 2020A B For definition please refer to page 7    IFRS 16 metrics: B2021E EBITDA: USD 343m2022E EBITDA: USD 448m  Discounted Cash Flow Analysis Management case  Selected Trading MultiplesEV / adj. EBITDA 2022EA  Equity Research Target Prices  Last 12 Months Trading Prices  US Minority Buy-out Premia Analysis (vs. last unaffected share price)  On the basis of the conducted analysis, it is our opinion as of the date hereof that the consideration to be received by the holders of the Common Shares in the proposed Transaction is fair, from a financial point of view

 6    Source: Note:  Capital IQ as of August 17th, 2020, Hudson Business Plan, company informationReference metrics used for multiples calculation are based on management business plan: pre-IFRS 16 EBITDA 2021E: USD 45m, pre-IFRS 16 EBITDA 2022E:USD 151m, IFRS 16 EBITDA 2021E: USD 343m, IFRS 16 EBITDA 2022E: USD 448m(1) Fully diluted shares outstanding, calculated as the sum of 39.4m Class A shares outstanding net of 0.1m Class A shares in treasury, 1.0m restricted share units and 53.1m Class B shares (2) Debt and debt-like items excluding leases as at June 30th, 2020; (3) Cash and cash-like items as at June 30th, 2020;(4) Short and Long-term lease obligations as at June, 30th, 2020  Analysis at various prices                          Premium analysis Hudson current Offer price                        Premium to current share price  0%  5%  10%  15%  20%  25%  30%  35%  40%  46%  50%  Implied price per share ($)  5.27  5.53  5.80  6.06  6.32  6.59  6.85  7.11  7.38  7.70  7.91  Purchase price premium to1M VWAP ($4.76)3M VWAP ($5.23)6M VWAP ($5.12)52-week High ($15.72) Brokers' median TP ($7.00)  11%1%3%(66%)(25%)  16%6%8%(65%)(21%)  22%11%13%(63%)(17%)  27%16%18%(61%)(13%)  33%21%24%(60%)(10%)  38%26%29%(58%)(6%)  44%31%34%(56%)(2%)  49%36%39%(55%)2%  55%41%44%(53%)5%  62%47%50%(51%)10%  66%51%55%(50%)13%  FDSO(1) (m)  93.4  93.4  93.4  93.4  93.4  93.4  93.4  93.4  93.4  93.4  93.4  Implied Equity Value (USDm)  492  517  542  566  591  616  640  665  689  720  739                          Plus: Debt(2) (USDm)  606  606  606  606  606  606  606  606  606  606  606  Less: Cash(3) (USDm)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  (211)  Implied Enterprise Value (USDm) - pre-IFRS 16  887  912  937  961  986  1,011  1,035  1,060  1,084  1,115  1,134                          Plus: Lease obligations(4) (USDm)  1,306  1,306  1,306  1,306  1,306  1,306  1,306  1,306  1,306  1,306  1,306  Implied Enterprise Value (USDm) - IFRS 16  2,194  2,218  2,243  2,268  2,292  2,317  2,341  2,366  2,391  2,421  2,440                          Multiples analysis - pre-IFRS 16                        EV/EBITDA 2021EEV/EBITDA 2022E  19.6x5.9x  20.1x6.1x  20.6x6.2x  21.2x6.4x  21.7x6.6x  22.3x6.7x  22.8x6.9x  23.4x7.0x  23.9x7.2x  24.6x7.4x  25.0x7.5x  Multiples analysis - IFRS 16                        EV/EBITDA 2021EEV/EBITDA 2022E  6.4x4.9x  6.5x4.9x  6.5x5.0x  6.6x5.1x  6.7x5.1x  6.8x5.2x  6.8x5.2x  6.9x5.3x  7.0x5.3x  7.1x5.4x  7.1x5.4x

 Valuation analysis details          16  Calculation of enterprise value adjustments            EV adjustments                        USDm  Dec  ember 31st, 2019  March 31st, 2020  June 30th, 2020    Long-term borrowings    503.1  498.4  500.5    Short-term borrowings    45.9  42.6  44.1    Cash & cash equivalents    (318.0)  (225.6)  (204.5)    Net financial debt    231.0  315.4  340.1    Post employment benefit obligations    1.5  1.6  1.6    Debt like items    80.7  69.0  60.9    Investment in associates    (6.5)  (6.4)  (6.0)    Cash-like items    (6.5)  (6.4)  (6.0)    Enterprise value adjustments 1(1)    226.0  310.6  335.7    Non-controlling interest    79.2  67.4  59.3    Enterprise value adjustments 2    305.2  378.0  395.0    Long-term lease obligations    1,098.1  1,028.3  1,047.4    Short-term lease obligations    245.8  229.3  258.9    Enterprise value adjustments 3    1,649.1  1,635.6  1,701.3      Sources: Company information, SEC filingsNote: (1) Used in DCF-analysis as free cash flows are adjusted for payments to minority shareholders